UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2014

CASEY’S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive office)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

The Company is filing this Current Report on Form 8-K to describe (i) revisions for immaterial errors in previously issued financial statements resulting from certain unrecorded federal ethanol excise taxes and (ii) identification of a material weakness in its internal control over financial reporting at April 30, 2014 and July 31, 2014 and, accordingly, ineffective disclosure controls and procedures at April 30, 2014 and July 31, 2014.  The Audit Committee of the Board of Directors and management have discussed the matters disclosed in this report with the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”).  The Company issued a press release relating to the above, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Correction of Immaterial Errors Related to Certain Federal Ethanol Excise Taxes

In certain parts of its operating territory, the Company purchases ethanol separately and blends it with gasoline in tanker trucks.  This process is commonly known as “splash blending,” and creates a motor fuel consisting of 10% ethanol and 90% gasoline.  Splash blending is primarily done in Iowa, but may also be done in Missouri, Oklahoma, Arkansas, Kansas, South Dakota and Nebraska.  These ethanol purchases, when blended, are subject to an excise tax, and the Company files Form 720 on a quarterly basis with the Internal Revenue Service (“IRS”) to report such purchases and the associated tax liability.  Historically, an alcohol fuel mixture credit applicable to this ethanol/gasoline blend effectively eliminated any excise tax liability related to the ethanol purchases.  That credit expired on December 31, 2011, and no such credit has been available for succeeding quarterly periods beginning January 1, 2012.  However, in preparing the Form 720 following expiration of the credit, the Company inadvertently failed to include the excise tax payable on the Company’s ethanol purchases.  The Company discovered the omission at the start of a routine federal tax examination by the IRS, subsequent to the September 8, 2014 filing of the Company’s quarterly report on Form 10-Q for the period ended July 31, 2014.  The aggregate amount of the unrecorded excise taxes for the period from January 1, 2012 to July 31, 2014 plus accrued interest is approximately $31.5 million and had a cumulative impact of $18.8 million, net of income taxes. The tax liability was paid by the Company in November 2014.  In addition, the excise tax error had a $0.007 (seven-tenths of one cent) impact on gas margin for each of the quarters and years included above.

The impact of the unrecorded excise taxes net of applicable income taxes on net income was $2.1 million (1.8%) for the year ended April 30, 2012, $6.8 million (6.1%) for the year ended April 30, 2013, and $7.7 million (5.7%) for the year ended April 30, 2014.  The impact of the unrecorded excise taxes net of applicable income taxes on net income was $2.2 million (4.2%) for the three months ended July 31, 2014.

Selected unaudited estimated revisions to our previously issued financial information are set forth below (in thousands except per share amounts).

Years ended April 30
2014		2013		2012
As Stated	As Adjusted	As Stated	As Adjusted	As Stated	As Adjusted
Net Income	$134,514	126,780	110,625	103,834	116,791	114,699

Earnings per common share
Basic	$3.50	3.30	2.89	2.71	3.07	3.01
Diluted	$3.46	3.26	2.86	2.69	3.04	2.99

FY 2015
First quarter ended July 31, 2014
As Stated	As Adjusted
Net Income	$52,290	50,088

Earnings per common share
Basic	$1.35	1.30
Diluted	$1.34	1.28

FY 2014
First quarter ended July 31, 2013		Second quarter ended October 31, 2013		Third quarter ended January 31, 2014		Fourth quarter ended April 30, 2014
As Stated	As Adjusted	As Stated	As Adjusted	As Stated	As Adjusted	As Stated	As Adjusted
Net Income	$55,710	53,785	41,319	39,420	14,669	12,653	22,816	20,922

Earnings per common share
Basic	$1.45	1.40	1.07	1.03	0.38	0.33	0.59	0.54
Diluted	$1.43	1.39	1.06	1.01	0.38	0.33	0.59	0.54

FY 2013
First quarter ended July 31, 2012		Second quarter ended October 31, 2012		Third quarter ended January 31, 2013		Fourth quarter ended April 30, 2013
As Stated	As Adjusted	As Stated	As Adjusted	As Stated	As Adjusted	As Stated	As Adjusted
Net Income	$39,031	37,312	32,859	31,151	15,463	13,762	23,272	21,609

Earnings per common share
Basic	$1.02	0.98	0.86	0.81	0.40	0.36	0.61	0.56
Diluted	$1.01	0.97	0.85	0.81	0.40	0.36	0.60	0.56

FY 2012
Third quarter ended January 31, 2012		Fourth quarter ended April 30, 2012
As Stated	As Adjusted	As Stated	As Adjusted
Net Income	$16,699	16,162	23,069	21,514

Earnings per common share
Basic	$0.44	0.42	0.61	0.56
Diluted	$0.43	0.42	0.60	0.56

The impact of the above revisions on certain Non-GAAP financial measures, specifically EBITDA and Adjusted EBITDA, as well as a reconciliation of these Non-GAAP financial measures to GAAP, as required by Regulation G, are included in an appendix below.

Identification of Material Weakness

Management of the Company, in consultation with the Audit Committee, has identified a material weakness in its internal control over financial reporting concerning the preparation and review of quarterly federal excise tax returns filed with the IRS relating to the Company’s ethanol blending activities when the tax regulations changed.  The internal controls in place at the time were not responsive to changes in circumstances.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.  The Company has concluded that its internal control over financial reporting was not effective at April 30, 2014 and July 31, 2014 and, accordingly, its disclosure controls and procedures were not effective at April 30, 2014 and July 31, 2014.

Remediation

The Company has completed or is in the process of completing steps, and plans to take additional steps, to remediate the underlying causes of the material weakness and ineffective disclosure controls and procedures, and to further strengthen its internal controls, including:

●
reconfiguring the process to review the completion of the federal excise tax returns to include two separate reviews by senior members of management with the requisite skill, knowledge and objectivity;

●	enhancing its information technology solutions to facilitate the preparation of the excise tax return and enhance monitoring of the payment of excise taxes;

●	formalizing the process by which the Tax Department will notify return preparers of any changes in the forms used for filings and or any necessary procedural changes to the process;

●	centralizing the process so that all tax filings are under the authority of the Company’s Tax Department; and

●	revising the design of the control over the federal excise tax returns to ensure proper preparation by qualified individuals.

The Company and its Board of Directors are committed to maintaining a strong internal control environment, and believe that these remediation efforts will provide significant improvements in our control environment.  The identified material weakness in internal control over financial reporting and ineffective disclosure controls and procedures will not be considered fully addressed until the relevant internal controls and disclosure controls and procedures have been in operation for a sufficient period of time for our management to conclude that the material weakness has been fully remediated and our disclosure controls and procedures are effective.  The Company will continue to work on implementing and testing the new controls in order to make these final determinations.

Revision of Internal Control over Financial Reporting Assessment, Revision of Evaluation of Disclosure Controls and Procedures and Revision of Previously Issued Financial Statements

The Company plans to file a Form 10-K/A for the fiscal year ended April 30, 2014, and a Form 10-Q/A for the first quarter ended July 31, 2014 to revise management’s assessment to state that the Company’s internal control over financial reporting was not effective at April 30, 2014 and July 31, 2014 and, accordingly, its disclosure controls and procedures were not effective at April 30, 2014 and July 31, 2014.  KPMG’s attestation report on the Company’s internal control over financial reporting will also be revised to state that the Company’s internal control over financial reporting at April 30, 2014 was not effective.

In connection therewith, the Company will revise the affected financial statements to correct the errors resulting from the failure to record certain federal ethanol excise taxes.  The unaudited estimated amounts of these corrections are reflected in the “as adjusted” revisions in the tables above.  The Company’s plan is to file the Form 10-K/A, the Form 10-Q/A and its Form 10-Q for the second quarter ended October 31, 2014 by December 10, 2014.

Cautionary Note Regarding Forward-looking Statements

Certain statements contained in this report, and in related comments by the Company’s management, include “forward-looking statements.”  Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operation, including descriptions of its business strategies.  These statements often include words such as “believe,” “expect,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could” or similar expressions.  These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate in these circumstances.  The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K.  Some important factors that could affect the Company’s actual results include, among others, the inherent uncertainty associated with financial projections, the review of the Company’s internal financial records and controls that is being conducted, the risk that additional information may arise prior to the expected filings with the SEC, the additional time that may be required to complete the review, the timing and nature of the final resolution of the accounting issues discussed in this Form 8-K, any delay in the filing of required periodic reports with the SEC, the ability of the Company to remediate any material weakness in its internal control over financial reporting and ineffectiveness in disclosure controls and procedures, increased regulatory, media, or financial reporting issues and practices, rumors, or otherwise, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, volatility of our stock price, and those that may be disclosed from time to time in subsequent reports filed with the SEC and those described under “Risk Factors” set forth in Item 1A of the annual reports on Form 10-K for the year ended April 30, 2014 of the Company.  You should not place undue reliance on forward-looking statements.  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.  All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Appendix: Non-GAAP Measures and Reconciliation

Use of Non-GAAP Measures

We define EBITDA as net income before net interest expense, depreciation and amortization, and income taxes. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets as well as impairment charges. Both EBITDA and Adjusted EBITDA are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by management for internal purposes including our capital budgeting process, evaluating acquisition targets, and assessing store performance.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.

The following tables explain the impact of the adjustments on EBITDA and adjusted EBITDA for the periods where EBITDA and adjusted EBITDA were previously reported (the Company first disclosed EBITDA and adjusted EBITDA in its third quarter 2014 on a comparative basis):

	Years ended April 30
	2014		2013
	As Stated	As Adjusted	As Stated	As Adjusted
Net income	$134,514	126,780	110,625	103,834
Interest, net	39,270	39,915	35,048	35,265
Depreciation and amortization	131,160	131,160	111,823	111,823
Federal and state income taxes	72,018	66,864	64,504	59,782
EBITDA	$376,962	364,719	322,000	310,704
(Gain) loss on disposal of assets and impairment charges	2,846	2,846	4,788	4,788
Adjusted EBITDA	$379,808	367,565	326,788	315,492

	First quarter ended July 31
	2014		2013
	As Stated	As Adjusted	As Stated	As Adjusted
Net income	$52,290	50,088	55,710	53,785
Interest, net	10,257	10,506	9,456	9,576
Depreciation and amortization	36,249	36,249	30,501	30,501
Federal and state income taxes	31,062	29,753	33,869	32,585
EBITDA	$129,858	126,596	129,536	126,447
(Gain) loss on disposal of assets and impairment charges	242	242	916	916
Adjusted EBITDA	$130,100	126,838	130,452	127,363

	Fourth quarter ended April 30
	2014		2013
	As Stated	As Adjusted	As Stated	As Adjusted
Net income	$22,816	20,922	23,272	21,609
Interest, net	10,119	10,320	8,743	8,836
Depreciation and amortization	35,556	35,556	29,910	29,910
Federal and state income taxes	7,961	6,699	13,413	12,257
EBITDA	$76,452	73,497	75,338	72,612
(Gain) loss on disposal of assets and impairment charges	-34	-34	516	516
Adjusted EBITDA	$76,418	73,463	75,854	73,128

	Third quarter ended January 31
	2014		2013
	As Stated	As Adjusted	As Stated	As Adjusted
Net income	$14,669	12,653	15,463	13,762
Interest, net	9,947	10,123	8,764	8,832
Depreciation and amortization	32,687	32,687	28,229	28,229
Federal and state income taxes	7,899	6,556	7,358	6,175
EBITDA	$65,202	62,019	59,814	56,998
(Gain) loss on disposal of assets and impairment charges	817	817	844	844
Adjusted EBITDA	$66,019	62,836	60,658	57,842

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: November 24, 2014	By:	/s/ William J. Walljasper
Name: William J. Walljasper
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release issued by Casey’s General Stores, Inc., dated November 24, 2014.

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